UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 1, 2011 (October 12, 2010)

MCCORMICK & SCHMICK’S SEAFOOD

RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 NW Northrup Street, Suite 700, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

(503) 226-3440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 18, 2010, McCormick & Schmick’s Seafood Restaurants, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to announce its entry into a supply agreement with Distribution Market Advantage, Inc. (“DMA”) and its expectation that it would terminate the existing supply agreement with Sysco Corporation. The purpose of this Amendment No. 1 on Form 8-K/A is to update and supplement the Original Form 8-K regarding the termination of its supply agreement with Sysco Corporation.

Item 1.01	Entry into a Material Definitive Agreement.

On October 12, 2010 the registrant entered into a Foodservice Distribution Agreement (the “Agreement”) with DMA. The Agreement became effective on January 31, 2011 and expires on January 31, 2014.

The Company terminated its existing supply agreement with Sysco Corporation effective January 31, 2011.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011

McCormick & Schmick’s Seafood Restaurants, Inc.

By:	/S/ Michelle M. Lantow
Michelle M. Lantow
Chief Financial Officer
(Principal Financial and Accounting Officer)